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EXHIBIT  11.1

                                  PICO PRODUCTS,  INC.
                           COMPUTATION OF PER SHARE EARNINGS

                       (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)


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                                                Three Months                              Six Months
                                              Ended January 31,                        Ended January 31,
                                         ----------------------------            ----------------------------
                                           1997               1996                 1997               1996
                                         --------          ----------            --------          ----------
NET INCOME (LOSS) ATTRIBUTABLE
TO COMMON STOCK                          $   (350)         $      (99)           $   (249)         $      (97)
                                         --------          ----------            --------          ----------
                                         --------          ----------            --------          ----------
PRIMARY EARNINGS PER SHARE:

  Weighted average number
    of common shares
    outstanding                             4,063               3,685               4,059               3,668

  Dilutive effect of stock
    options and warrants
    after application of
    treasury stock method                     -                   -                   -                   -
                                         --------          ----------            --------          ----------

  Number of shares used to
    compute primary
    earnings (loss) per share               4,063               3,685               4,059               3,668

Primary earnings (loss) per share        $  (0.09)         $    (0.03)           $  (0.06)         $    (0.03)
                                         --------          ----------            --------          ----------
                                         --------          ----------            --------          ----------

FULLY DILUTED EARNINGS PER SHARE:

  Weighted average number
    of common shares
    outstanding                             4,063               3,685               4,059               3,668

  Dilutive effect of stock
options and warrants
after application of
treasury stock method                         -                   -                   -                   -
                                         --------          ----------            --------          ----------
  Number of shares used to
    compute fully diluted
    earnings (loss) per share               4,063               3,685               4,059               3,668

Fully diluted earnings (loss) per
  share                                  $  (0.09)         $    (0.03)           $   0.06)         $    (0.03)
                                         --------          ----------            --------          ----------
                                         --------          ----------            --------          ----------


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